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                                                             Page 23 of 29 pages

                                    EXHIBIT A

     Each of the undersigned hereby agrees that Amendment No. 5 to the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of PulsePoint Communications has been filed on behalf of the undersigned.

Signature:

     Dated February 14, 2000

     Entities:

Oak Investment Partners III, A Limited Partnership
Oak Associates III, Limited Partnership
Oak Investment Partners V, Limited Partnership
Oak Associates V, LLC
Oak V Affiliates Fund, Limited Partnership
Oak V Affiliates
Oak Investment Partners VII, Limited Partnership
Oak Associates VII, LLC

Oak VII Affiliates Fund, Limited Partnership
Oak VII Affiliates, LLC
Oak Management Corporation

                                    By:      /s/ Edward F. Glassmeyer
                                             ----------------------------------
                                             Edward F. Glassmeyer, as
                                             General Partner or
                                             Managing Member or as
                                             Attorney-in-fact for the
                                             above-listed entities

     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
Eileen M. More

                                    By:      /s/ Edward F. Glassmeyer
                                             ----------------------------------
                                             Edward F. Glassmeyer,
                                             Individually and as
                                             Attorney-in-fact for the
                                             above-listed individuals